SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

Z3 ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2831 St. Rose Parkway, Suite 204, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 258-1917

Bibb Corporation, 5645 Coral Ridge Drive #171, Coral Springs, FL 33076
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Agreement of acquisition with Usee, Inc. and Usee Ca., Inc.

On September 17, 2010,  Z3Enterprises Inc, a Nevada Corporation, (Z3E) entered into an  Agreement for Acquisition (Agreement) with Usee, Inc, a Texas Corporation and Usee Ca., Inc., a California Corporation (jointly referred to as Usee).  Z3E bought Usee for $105 million in the form of 10,500,000 shares of Z3E common stock. The agreement is subject to the satisfaction or waiver of the conditions therein.

After the acquisition, Usee became a wholly owned subsidiary of Z3E and a representative of Z3E will be appointed to a seat on the board of directors of Usee. Management, however, will remain under the direction of the officers and directors of Usee.

Upon reaching $1 billion in gross revenue from its business operations,  Usee will be rewarded with 100,000 preferred shares of Z3E with a conversion ratio of 50 to1.

The foregoing summary of the Agreement for Acquisition and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement for Acquisition, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Agreement for Acquisition has been included to provide shareholders and other interested parties with information regarding its terms. The Agreement for Acquisition is not intended to provide any other factual information about Z3E or Usee. The representations, warranties and covenants contained in the Agreement for Acquisition were made only for the purposes of the Agreement for Acquisition and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement for Acquisition instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders or potential shareholders.  Accordingly, interested parties should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Agreement of Acquisition,  and (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters such as approval by regulating authorities. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement of Acquisition, which subsequent information may or may not be fully reflected in Z3E’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets
Acquisition with Usee, Inc. and Usee Ca., Inc.

Pursuant to the Agreement for Acquisition, on September 17, 2010,  Z3 Enterprises, Inc. (“Z3E”) acquired Usee, Inc. and Usee Ca., Inc.  (“Usee”).  Z3E bought Usee for $105 million in the form of 10,500,000 shares of Z3E common stock.

After the acquisition, Usee became a wholly-owned subsidiary of Z3E and a representative of Z3E will be appointed to a seat on the board of directors of Usee. Management, however, will remain under the direction of the officers and directors of Usee.

The foregoing is intended only to be a summary of the acquisition and is qualified in its entirety by the Agreement for Acquisition, which is attached hereto as Exhibit 1.1 and a copy of the related press release is attached hereto as Exhibit 1.2.  Each exhibit is incorporated herein by reference.

Item 8.01.	Other Events.
On September 20, 2010,  Z3E and Usee issued a press release announcing the Agreement for Acquisition. A copy of that press release is filed as Exhibit 1.2 on this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Agreement for Acquistion, dated as of September 17, 2010, entered into between Z3 Enterprises, Inc and Usee, Inc and Usee Ca., Inc.
Exhibit 1.2	Press release announcing Agreement for Acquisition between Z3 Enterprises, Inc and Usee, Inc and Usee Ca., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2010	Z3 Enterprises, Inc
(Registrant)

	By:	/s/ Judson Bibb
Judson Bibb, President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Agreement for Acquistion, dated as of September 17, 2010, entered into between Z3 Enterprises, Inc and Usee, Inc and Usee Ca., Inc.
Exhibit 1.2	Press release announcing Agreement for Acquisition between Z3 Enterprises, Inc and Usee, Inc and Usee Ca., Inc.